UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

DIGITAL HEALTH ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)
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No fee required

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

DIGITAL HEALTH ACQUISITION CORP.
980 N Federal Hwy #304
Boca Raton, FL 33432
NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS
AND INFORMATION STATEMENT
To the Stockholders of Digital Health Acquisition Corp.:
The accompanying information statement (the “Information Statement”) is furnished by the Board of Directors of Digital Health Acquisition Corp., a Delaware corporation (the “Company”, “DHAC”, “we,” “us” and “our”), to inform the holders of record of our common stock, par value $0.0001 per share (“Common Stock”) as of the close of business on December 20, 2023 (the “Record Date”) that the holders of at least 65% of the outstanding shares of Common Stock, acting by written consent in lieu of a meeting, have approved the adoption of an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended (such approval, the “Stockholder Consent”). The Charter Amendment clarifies that the Company may, pursuant to the terms of the Charter Amendment, offer its public stockholders their redemption rights in connection with a stockholders vote by written consent to approve an initial business combination of the Company by complying with Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Stockholder Consent is sufficient to approve the Charter Amendment under Delaware law and the Company’s Amended and Restated Certificate of Incorporation. The Information Statement is being furnished to our stockholders as of the Record Date, pursuant to Section 14(c) of the Exchange Act, and the rules thereunder solely for the purpose of informing stockholders of this corporate action before it takes effect. In accordance with Rule 14c-2 under the Exchange Act, the Charter Amendment is expected to become effective twenty (20) calendar days following the mailing of the Information Statement, or as soon thereafter as is reasonably practicable. The Information Statement will first be mailed to stockholders on or about [•], 2024.
NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THE INFORMATION STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
We encourage you to read the Information Statement. Although you will not have an opportunity to vote on the approval of the Charter Amendment, the Information Statement contains important information about the Charter Amendment. A copy of the Charter Amendment is set forth in Exhibit A to the Information Statement.
By Order of the Board of Directors

Scott Wolf
Chief Executive Officer
[•], 2024

DIGITAL HEALTH ACQUISITION CORP.
980 N Federal Hwy #304
Boca Raton, FL 33432
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
PURPOSE OF INFORMATION STATEMENT
This information statement (the “Information Statement”) is furnished by the Board of Directors (the “Board”) of Digital Health Acquisition Corp., a Delaware corporation (the “Company”, “DHAC”, “we,” “us” and “our”), to inform the holders of record of our common stock, par value $0.0001 per share (“Common Stock”), as of the close of business on December 20, 2023 (the “Record Date”) that the holders of at least 65% of the outstanding shares of Common Stock, acting by written consent in lieu of a meeting, have approved the adoption of an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended (such approval, the “Stockholder Consent”).
The Stockholder Consent is sufficient to approve the Charter Amendment under Delaware law and the Company’s Amended and Restated Certificate of Incorporation, as amended. The Information Statement is being furnished to our stockholders as of the Record Date, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder solely for the purpose of informing stockholders of this corporate action before it takes effect.
The Information Statement will first be mailed to stockholders on or about [•], 2024.
VOTING SECURITIES AND CONSENT OF STOCKHOLDERS
At the close of business on the Record Date, the Company had 3,603,966 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.
Under the Company’s Amended and Restated Certificate of Incorporation and Delaware law, the vote of at least 65% of the outstanding shares of Common Stock were required to approve the Charter Amendment. On December 20, 2023, the holders of an aggregate of 3,130,250 shares of Common Stock constituting at least 65% of the outstanding shares of Common Stock on such date, acting by written consent in lieu of a meeting, approved the adoption of the Charter Amendment.
REASONS FOR AND EFFECTS OF THE CHARTER AMENDMENT
The Charter Amendment clarifies that the Company may, pursuant to the terms of the Charter Amendment, offer its public stockholders their redemption rights in connection with a stockholders vote by written consent to approve an initial business combination of the Company by complying with Regulation 14C of the Exchange Act. The Board approved and recommended that the Company’s stockholders approve the Charter Amendment based on its determination that, as a matter of good corporate governance, it was in the best interest of the Company and its stockholders to amend the Company’s Amended and Restated Certificate of Incorporation, as amended.
In accordance with Rule 14c-2 under the Exchange Act, the Charter Amendment is expected to become effective twenty (20) calendar days following the mailing of the Information Statement, or as soon thereafter as is reasonably practicable.
A copy of the Charter Amendment is set forth in Exhibit A to the Information Statement.
NO DISSENTERS’ OR APPRAISAL RIGHTS
Under Delaware law, holders of Common Stock are not entitled to dissenters’ rights of appraisal with respect to the Charter Amendment.

REDEMPTION RIGHTS
Pursuant to our Amended and Restated Certificate of Incorporation, as amended, our public stockholders shall be provided with the opportunity to redeem their public shares upon the approval of the Charter Amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (the “Trust Account”) (less $100,000 of net interest to pay potential dissolution expenses), divided by the number of then outstanding public shares. If your redemption request is properly made and the Charter Amendment is approved, these shares will cease to be outstanding and will represent only the right to receive such amount. For illustrative purposes, based on funds in the Trust Account of approximately $1.37 million on December 19, 2023, the estimated per share conversion price would have been approximately $11.88.
In order to exercise your redemption rights, you must:
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submit a request in writing prior to 5:00 p.m., Eastern time on [•], 2024 (which is two business days before the corporate action may be taken) that we convert your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com
and
•
deliver your public shares either physically or electronically through The Depository Trust Company to our transfer agent by [•], 2024 (which is two business days before the corporate action may be taken). Stockholders seeking to exercise their conversion rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their broker.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares. You may make such request by contacting our transfer agent at the phone number or address listed above.
Prior to exercising redemption rights, stockholders should verify the market price of our common stock, as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our common stock when you wish to sell your shares.
If you exercise your redemption rights and the redemption is effectuated, your shares of our common stock will cease to be outstanding and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account (less $100,000 of net interest to pay potential dissolution expenses). You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Company, if any. You will be entitled to receive cash for these shares only if you properly and timely request redemption.
Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.
If you hold units registered in your own name, you must deliver to our Transfer Agent, Continental Stock Transfer & Trust Company, written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance so that you may then exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units.
If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to our transfer agent, Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares upon the separation of the public shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.
SELECTED DEFINITIONS
When used in this Information Statement, unless the context otherwise requires:
“Additional Bridge Notes” refers to the 10% original issue discount senior secured promissory notes in the principal amount of $111,111.33 purchased at signing of the Bridge Amendment on November 21, 2023, which will mature on May 21, 2025 and $55,555.67 purchased at a later date mutually agreed upon by DHAC and the Bridge Investor, both bearing guaranteed interest at a rate of 8.00% per annum and are convertible into shares of DHAC common stock, par value $0.0001 at an initial fixed conversion price of $10 per share.
“A.G.P.” refers to A.G.P./Alliance Global Partners, the representative of the underwriters in the IPO.
“Bridge Amendment” refers to the letter agreement, dated November 21, 2023, among DHAC, VSee, iDoc and the Bridge Investor amending the Original Bridge SPA.
“Bridge Financing” refers to the sale of the Bridge Notes, the Additional Bridge Notes, Bridge Warrants, Bridge Shares and the Exchange Note and the other transactions contemplated by the Bridge SPA.
“Bridge Investor” refers to the investor who executed the Bridge SPA, the Exchange Agreement and the Equity Purchase Agreement.
“Bridge Notes” refers to the 10% original issue discount senior secured promissory notes issued by DHAC, VSee and iDoc pursuant to the Original Bridge SPA.
“Bridge SPA” refers to the Original Bridge SPA, as amended by the Bridge Amendment.
“Bridge Shares” refers to the 30,000 shares of DHAC Common Stock issued to the Bridge Investor on October 5, 2022 in connection with the Bridge Financing.
“Bridge Warrants” refers to 173,913 five-year warrants, each representing the right to purchase one share of DHAC Common Stock at an initial exercise price of $11.50, subject to certain adjustments, issued by DHAC to the Bridge Investor.
“Business Combination” refers to the VSee Merger, the iDoc Merger and the other transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” refers to the Third Amended and Restated Business Combination Agreement, dated as of November 21, 2023, by and among DHAC, Merger Sub I, Merger Sub II, VSee and iDoc, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.
“Closing” refers to the consummation of the Business Combination.
“Combined Company” refers to DHAC (to be renamed as VSee Health, Inc.) and its subsidiaries, following consummation of the Business Combination.

“Equity Financing” refers to the transactions contemplated by the Equity Purchase Agreement.
“Equity Purchase Agreement” refers to the equity purchase agreement dated November 21, 2023 with the Bridge Investor pursuant to which the Combined Company may sell and issue to the Bridge Investor, and the Bridge Investor is obligated to purchase from the Combined Company, up to $50,000,000 of its newly issued shares of the Combined Company’s common stock, from time to time over a 36-month period beginning from the sixth (6th) trading day following the Closing and the Combined Company will issue to the Bridge Investor the Equity Purchase Note, as further described and reported in the Company’s current report on form 8-K filed with the SEC on November 22, 2023.
“Equity Purchase Note” refers to the senior unsecured convertible note in a principal amount of $500,000 that is convertible into shares of the Combined Company’s common stock at a fixed conversion price of $10 per share.
“Exchange Agreement” refers to the exchange agreement, dated November 21, 2023, among DHAC, VSee, iDoc, and the Bridge Investor pursuant to which the amounts currently due and owing under (i) the DHAC Bridge Note, (ii) the VSee Bridge Note other than $600,000 of the principal amount thereof, and (iii) the iDoc Bridge Note other than $600,000 of the principal amount thereof, will be exchanged at the Closing for the Exchange Note, as further described and reported in the Company’s current report on form 8-K filed with the SEC on November 22, 2023.
“Exchange Note” refers to the senior secured convertible promissory note issued by the Combined Company to the Bridge Investor with an aggregate principle value of $2,523,744.29, which will be guaranteed by each of DHAC, VSee and iDoc, bearing guaranteed interest at a rate of 8.00% per annum and will be convertible into shares of Combined Company common stock at an initial fixed conversion price of $10 per share.
“iDoc” refers to iDoc Virtual Telehealth Solutions, Inc., a Texas corporation.
“Initial Stockholders” refer to the Sponsor and DHAC’s advisors, officers and directors who own all of DHAC’s founder shares.
“initial public offering” or “IPO” refers to DHAC’s initial public offering of its securities pursuant to the IPO registration statement that became effective on November 3, 2021 and closed on November 8, 2021.
“Loan Conversions” refers to the transactions contemplated by the various securities purchase agreements dated November 21, 2023 (the “Conversion SPAs”) with various lenders of each of DHAC, VSee and iDoc as further described and reported in the Company’s current report on form 8-K filed with the SEC on November 22, 2023.
“Loan Conversion Common Shares” has the meaning ascribed to such term in the definition of “Conversion SPA.”
“Loan Conversion Series A Shares” has the meaning ascribed to such term in the definition of “Conversion SPA.”
“M2B” refers to M2B Funding Corp.
“Munro Trust” refers to Mark E. Munro Charitable Remainder Unitrust.
“Original Bridge SPA” refers to the Securities Purchase Agreement, dated as of October 5 2022, by and among DHAC, VSee, iDoc and the Bridge Investor pursuant to which DHAC, VSee and iDoc issued an aggregate of $2,222,222 of Bridge Notes, Bridge Warrants and Bridge Shares to the Bridge Investor, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.
“Quantum Financing” refers to the sale of a convertible promissory note and the other transactions contemplated by the convertible promissory note purchase agreement dated November 21, 2023, as further described and reported in the Company’s current report on form 8-K filed with the SEC on November 22, 2023.
“SCS” refers to SCS, LLC, a Florida limited liability company.

“SCS Capital Partners” refers to SCS Capital Partners LLC, a Nevada limited liability company. “SEC” refers to the U.S. Securities and Exchange Commission.
“Series A Preferred Stock” refers to the Series A Convertible Preferred Stock, par value $0.0001 per share, of the Combined Company.
“Series A Shares” refers to the A.G.P. Series A Shares and the Loan Conversion Series A Shares.
“Sponsor” refers to Digital Health Sponsor LLC, a Delaware limited liability company.
“Sponsor Affiliates” refer to SCS, SCS Capital Partners, Whacky, Munro Trust and Tidewater who are affiliates of and/or investors in Sponsor and will receive capital stock of the Combined Company pursuant to the Loan Conversions.
“Tidewater” refers to Tidewater Ventures, LLC, a North Carolina LLC.
“transfer agent” refers to Continental Stock Transfer & Trust Company.
“Trust Account” refers to the trust account of DHAC that holds the net proceeds from the IPO, certain of the proceeds from the sale of the Private Placement Shares, and any extension fees, including interest earned on the funds in the Trust Account and not previously released to DHAC to pay its taxes.
“VSee” refers to VSee Lab, Inc., a Delaware corporation.
“Whacky” refers to Whacky Ventures LLC.

INTERESTS OF CERTAIN PARTIES IN THE MATTERS ACTED UPON
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If DHAC does not consummate a business combination by February 8, 2024 (unless such date is extended in accordance with the Current Charter), it would cease all operations except for the purpose of winding up, redeeming all of the outstanding shares of common stock for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating, subject in each case to its obligations under Delaware General Corporation Law to provide for claims of creditors and the requirements of other applicable law. In such event, the 3,432,000 shares of Common Stock would be worthless because following the redemption of the Public Shares, DHAC would likely have few, if any, net assets and because the holders of our founder shares have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the founder shares if we fail to complete a business combination within the required period.

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The Initial Stockholders of DHAC own 2,875,000 founder shares which were acquired prior to DHAC’s initial public offering for a purchase price of $0.0087 per share. The Initial Stockholders include the Sponsor, our officers, directors and advisors who own our founder shares. Such holders own the following founder shares:

Initial Stockholder	Founder Shares	Purchase Price
Digital Health Sponsor LLC(1)(2) (3)	2,073,250	$18,028.26
Scott Wolf	175,000	$1,521.74
Daniel Sullivan	75,000	$652.17
SCS Capital Partners, LLC(2)	500,000	$4,347.83
Brent Willis	8,625	$75.00
Frank Ciufo	8,625	$75.00
George McNellage	8,625	$75.00
Scott Metzger	8,625	$75.00
Andrew Singer	5,750	$50.00
Lane Ostrow	5,750	$50.00
Basil Harris	5,750	$50.00

(1)
Marc Munro, through his ownership of Tidewater Ventures, LLC (“Tidewater”), Whacky Ventures LLC (“Whacky”) and M2B Funding Corp., beneficially owns 66.35% of the Sponsor and 33% of the investment entity (the “Quantum Investor”) that executed a certain Quantum Purchase Agreement dated November 21, 2023 and will beneficially own 344,500 shares of Common Stock held by Sponsor Affiliates, consisting of 292,500 shares of Common Stock and 520 shares of Series A Preferred Stock of the Combined Company to be received upon conversion of notes held by such entities controlled by him.

(2)
Lawrence Sands, through his ownership of SCS, LLC and SCS Capital Partners beneficially owns 500,000 founder shares and 33% of the Quantum Investor, and will beneficially own 591,800 shares of Common Stock held by Sponsor Affiliates, consisting of 500,000 founder shares and 918 shares of Series A Preferred Stock to be received upon conversion of notes held by such entities controlled by him.

(3)
The Bridge Investor owns 4.91% of the Sponsor and 33% of the Quantum Investor.

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Sponsor purchased 557,000 private placement units (the “Private Placement Units”) in a private placement transaction at DHAC’s IPO, at a purchase price of $10.00 per unit, generating total proceeds of $5,570,000. Each Private Placement Unit consists of one share of common stock and one redeemable private placement warrant. Each private placement warrant is exercisable to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. In addition, following the Loan Conversions, Sponsor will own an additional 350 shares of Series A Preferred Stock initially convertible into 35,000 shares of the Combined Company’s Common Stock at an initial conversion price of $10.00 per share. The private shares, private warrants and the Series A Shares owed by Sponsor will expire worthless if DHAC does not consummate a business combination within the required period.
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On October 26, 2022, DHAC issued an unsecured promissory note in the aggregate principal amount of $350,000 to Sponsor for deposits into the Trust Account to extend the business combination term.

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Sponsor Affiliates have loaned an aggregate of approximately $2,023,000 to DHAC, VSee or iDoc, which loans are convertible into the Loan Conversion Common Shares or the Loan Conversion Series A Shares at the Closing. Other than such loans and the Loan Conversions, none of the Initial Stockholders has loaned or advanced any monies to DHAC or DHAC’s business combination targets — VSee or iDoc. Other than Sponsor and Sponsor Affiliates in connection with the Loan Conversions, none of them has personally invested or pledged to invest any other financial arrangements secured to attempt to have the Business Combination go forward. No additional monetary value is at risk for DHAC’s officers and directors. These financial interests may mean that the Sponsor (and DHAC’s officers and directors who are members of the Sponsor, or whose affiliates are members of the Sponsor) may be incentivized to complete the Business Combination, or an alternative business combination, with a less favorable target company or on terms less favorable to stockholders than they would otherwise recommend or approve, as the case may be, rather than allow DHAC to wind up having failed to consummate a business combination and lose their entire investment.

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DHAC’s existing directors and officers will be eligible for continued indemnification and continued coverage under DHAC’s directors’ and officers’ liability insurance after the Business Combination.

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In order to protect the amounts held in the Trust Account, Sponsor has agreed that it will be liable to DHAC if and to the extent any claims by a vendor for services rendered or products sold to DHAC, or a prospective target business with which DHAC has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under our indemnity of the underwriters of DHAC’s initial public offering against certain liabilities, including liabilities under the Securities Act of 1934, as amended.

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Following consummation of the Business Combination, Sponsor, our officers and directors and their respective affiliates would be entitled to reimbursement for certain reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by DHAC from time to time, made by Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. However, if DHAC fails to consummate a business combination within the required period, Sponsor and DHAC’s officers and directors and their respective affiliates will not have any claim against the Trust Account for reimbursement.

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Under the terms of the Registration Rights Agreement dated November 3, 2021, by and among DHAC and certain security holders, DHAC granted the Initial Stockholders certain customary demand, shelf and piggyback registration rights after the Closing of the Business Combination with respect to their shares of Combined Company common stock.

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The Initial Stockholders, which includes the Sponsor and certain of DHAC’s officers and directors, have invested an aggregate of $5,595,000 in DHAC securities, comprising the $25,000 purchase price for 2,875,000 founder shares and the $5,570,000 purchase price for 557,000 Private Placement Units, which consisted of 557,000 warrants and 557,000 shares of common stock of DHAC. Assuming a trading price of $12.21 per share of (based upon the closing price of $12.21 per share of Common Stock on Nasdaq on the Record Date), these 2,875,000 founder shares and 557,000 shares in the Private Placement Units have an implied aggregate market value of approximately $41,904,720. Accordingly, even if the trading price for shares of Combined Company common stock following the Business Combination was as low as approximately $1.6 per share, the aggregate market value of the founder shares and shares in the Private Placement Units (which would be shares of common stock of the Combined Company) would be approximately equal to the initial investment in DHAC by the Initial Stockholders. As a result, the Initial Stockholders are likely to be able to make a substantial profit on their investment in DHAC even when shares of Combined Company common stock have lost significant value. On the other hand, if DHAC does not complete a business combination by February 8, 2024 (as currently extended and may be further extended) and liquidates, the Initial Stockholders will likely lose their entire investment in DHAC.
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Because of these interests, the Sponsor could benefit from the completion of a business combination that is not favorable to its public shareholders and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public shareholders rather than liquidate. For example, if the share price of the DHAC Common Stock declined to $5.00 per share after the close of the Business Combination, DHAC’s Public Stockholders that purchased shares in the initial public offering, would have a loss of $5.00 per share, while Initial Stockholders (which includes the Sponsor) would have a gain of $4.99 per share because it acquired the founder shares for a nominal amount. In other words, the Initial Stockholders (which includes the Sponsor) can earn a positive rate of return on their investment even if public shareholders experience a negative rate of return in the post-combination company. In addition, if an initial business combination, such as the Business Combination, is not completed, A.G.P./Alliance Global Partners, the representative of the underwriters in the IPO (“A.G.P.”) will not receive deferred underwriting commissions of $4,370,000 which it has agreed to take in shares of Series A Preferred Stock initially convertible into DHAC Common Stock at a per share price of $10.00.

•
Because of the exercise of DHAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction, this may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

•
Because SCS Capital Partners, an entity owned by Mr. Lawrence Sands, who through his ownership of SCS and SCS Capital Partners beneficially owns 500,000 founder shares and 33% of the Quantum Investor, and will beneficially own 591,800 shares of Common Stock held by Sponsor Affiliates, consisting of 500,000 founder shares and 918 shares of Series A Preferred Stock to be received upon conversion of notes held by such entities controlled by him, introduced each of VSee and iDoc to DHAC, this financial interest may mean that the Sponsor may be incentivized to complete the Business Combination with a less favorable target company or on terms less favorable to stockholders than they would otherwise recommend or approve, as the case may be, rather than allow DHAC to wind up having failed to consummate a business combination and lose the Sponsor’s entire investment. Although the DHAC Board had the ability to choose a different management consultant, DHAC agreed to work with SCS Capital Partners to help identify potential targets for initial review before presentation to the DHAC Board for consideration, additional vetting and final approval. The DHAC Board gave consideration to Mr. Sands’ financial interest in DHAC prior to engaging SCS Capital Partners as a management consultant but felt that Mr. Sands’ and SCS Capital Partners’ prior experience in navigating complicated transactions as a management consultant would help in coordinating discussions and efforts by and among DHAC’s outside professionals, the DHAC Board and DHAC’s executive team, as well as coordinating efforts by and among DHAC, VSee and iDoc management to help move the de-SPAC process towards a closing; neither SCS Capital Partners nor Mr. Sands has been paid or is currently being paid any compensation for such services which was a factor in choosing SCS Capital as a management consultant. Ultimately all final decisions with respect to the proposed business combination with VSee and iDoc, the decision not to move forward with alternative targets and the terms and conditions of the Bridge Financing, the Equity Financing and the Quantum Financing were made by DHAC’s Board and not either SCS Capital Partners nor Mr. Sands. SCS Capital Partners has also been providing administrative offices and secretarial services for DHAC further to which it receives a monthly fee of $10,000.

•
Because the Bridge Investor and certain of the Sponsor Affiliates are investors in our Sponsor, this financial interest may mean that Bridge Investor and such Sponsor Affiliates may be incentivized to complete the Business Combination with a less favorable target company or on terms less favorable to stockholders than they would otherwise recommend or approve, as the case may be, rather than allow DHAC to wind up having failed to consummate a business combination and lose their entire investment.

COSTS OF THIS INFORMATION STATEMENT
We will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) each person who is known by us to be the beneficial owner of more than 5% of our issued and outstanding Common Stock, (ii) each of our officers and directors, and (iii) all of our officers and directors as a group as of December 20, 2023. The beneficial ownership of shares of common stock prior to the Business Combination is based on 3,603,966 shares of DHAC Common Stock (including 114,966 Public Shares and 2,875,000 founder shares) issued and outstanding as of December 20, 2023.
Name and Address of Beneficial Owner	Number of Shares of DHAC Common Stock Beneficially Owned	% of Class
Five Percent Holders of DHAC
Digital Health Sponsor LLC (our sponsor)(1)	3,187,250(2)	76.60%
SCS Capital Partners, LLC(3)	500,000	13.87%
Spring Creek Capital, LLC(4)	241,100	6.69%
Directors and Named Executive Officers of DHAC(5)
Scott Wolf(6)	175,000	4.86%
Daniel Sullivan	75,000	2.08%
Frank Ciufo	8,625	*
George McNellage	8,625	*
Scott Metzger	8,625	*
Kevin Lowdermilk	—	—
All Directors and Executive Officers of DHAC as a Group (6 individuals)	275,875	7.65%

*
Less than 1%.

(1)
Our sponsor is the record holder of the shares of common stock reported herein. Our affiliate, Mr. Lawrence Sands, is the manager of our sponsor and as such may be deemed to have sole voting and investment discretion with respect to the common stock held by our sponsor. Mr. Sands disclaims any beneficial ownership of the securities held by the Sponsor other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of the Sponsor is c/o Digital Health Acquisition Corp., 980 N Federal Hwy #304, Boca Raton, FL 33432.

(2)
Consists of 2,073,250 founder shares, 557,000 shares of DHAC Common Stock underlying the Private Placement Units, and 557,000 warrants for DHAC Common Stock underlying the Private Placement Units at an exercise price of $11.50.

(3)
SCS Capital Partners, LLC is the record holder of the shares of common stock reported herein. Our affiliate, Mr. Lawrence Sands, is the manager and member of SCS Capital Partners, LLC and as such may be deemed to have sole voting and investment discretion with respect to the common stock held by SCS Capital Partners, LLC. The business address of SCS Capital Partners, LLC is c/o Digital Health Acquisition Corp., 980 N Federal Hwy #304, Boca Raton, FL 33432.

(4)
Based on a Schedule 13G filed February 10, 2023, Spring Creek Capital LLC (“Spring Creek”) has the sole voting power over, and may deemed to be the beneficial owner of, 241,100 shares of Common

Stock, and Koch Industries, Inc. (“Koch Industries”) has the sole voting power over, and may deemed to be the beneficial owner of, 241,100 shares of Common Stock. Koch Industries, SCC Holdings, LLC (“SCC”), KIM, LLC (“KIM”), Koch Investments Group, LLC (“KIG”), and Koch Investments Group Holdings, LLC (“KIGH”) may be deemed to beneficially own the Public Shares held by Spring Creek by virtue of (i) Koch Industries’ beneficial ownership of KIGH, (ii) KIGH’s beneficial ownership of KIG, (iii) KIG’s beneficial ownership of KIM, (iv) KIM’s beneficial ownership of SCC and (v) SCC’s beneficial ownership of Spring Creek. The address of the foregoing reporting persons is c/o 4111 E. 37th Street North, Wichita, KS 67220.
(5)
The business address of each of the individuals is c/o Digital Health Acquisition Corp., 980 N Federal Hwy #304, Boca Raton, FL 33432.

(6)
All common stock owned of record by the Scott J. and Kelley H. Wolf Family Trust. Mr. Wolf and his wife, Kelley H. Wolf, are trustees of the Scott J. and Kelley H. Wolf Family Trust and may be deemed to have shared voting and investment discretion with respect to shares of common stock held by the Scott J. and Kelley H. Wolf Family Trust. The address of the Scott J. and Kelley H. Wolf Family Trust is 319 Trenton Way, Menlo Park, CA 94025.

HOUSEHOLDING OF PROXY MATERIALS
The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Information Statement with respect to two or more stockholders sharing the same address by delivering a single Information Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are stockholders will be “householding” this Information Statement. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you are a beneficial owner of shares held in “street name,” if, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate communication, or if you and others in your household currently receive multiple copies of communications at your addresses and would like to request “householding” of those communications, please notify your broker. In addition, the Company will promptly deliver a separate copy of the Information Statement upon request by mail at 980 N Federal Hwy #304, Boca Raton, FL 33432, or by telephone at (561) 672-7068.
NO INCORPORATION BY REFERENCE
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. This Information Statement includes several website addresses or references to additional company reports found on those websites. These website addresses are intended to provide inactive, textual references only. The information on these websites, including the information contained in those reports, is not part of this Information Statement and is not incorporated by reference.
ADDITIONAL INFORMATION
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available free of charge at the SEC’s website at www.sec.gov, on our website at https://digitalhealthacquisition.com/#sec or upon written request to us c/o Corporate Secretary, Digital Health Acquisition Corp, 980 N Federal Hwy #304, Boca Raton, FL, 33432.
By Order of the Board of Directors

Scott Wolf
Chief Executive Officer
[•], 2024

Exhibit A
AMENDMENT TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DIGITAL HEALTH ACQUISITION CORP.
(a Delaware Corporation)
Digital Health Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1.
The name of the Corporation is “Digital Health Acquisition Corp.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on March 30, 2021. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 3, 2021, and amended on October 26, 2022, September 8, 2023 and November 6, 2023 (as amended, the “Amended and Restated Certificate”).

2.
This Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate.

3.
This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.
The Amended and Restated Certificate of Incorporation shall be amended as follows:

“Section 9.2    Redemption Rights.
(a)   Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”). Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.
(b)   If the Corporation offers to redeem the Offering Shares other than in conjunction with a stockholder vote on an initial Business Combination with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (or any successor rules or regulations) and filing proxy materials with the SEC, in conjunction with a stockholder consent to an initial Business Combination with an information statement pursuant to Regulation 14C of the Exchange Act (or any successor rules or regulations) and filing of an information statement with the SEC or on an amendment to Section 9.1 hereof with a proxy solicitation, in each case, the Corporation shall offer to redeem the Offering Shares upon the consummation of the initial Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the SEC prior to the consummation of the initial Business Combination that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a stockholder vote is required by law to approve the proposed initial Business Combination, or the Corporation decides to submit the proposed initial Business Combination to the stockholders for their approval for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) or in conjunction with a stockholder consent and information statement pursuant to Regulation 14C of the Exchange Act (or any successor rules or regulations), as applicable, at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this Section 9.2(b). In the event that the Corporation offers to redeem the Offering Shares pursuant to a tender offer in accordance with the Tender Offer Rules, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its taxes, by (ii) the total number of then outstanding Offering Shares. If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on the proposed initial Business Combination pursuant to a proxy solicitation or in conjunction with a stockholder consent and information statement pursuant to Regulation 14C of the Exchange Act (or any successor rules or regulations), as applicable, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares exercising their Redemption Rights (irrespective of whether they voted in favor or against the Business Combination) shall be equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its taxes, by (b) the total number of then outstanding Offering Shares.
(c)    If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an (i) initial Business Combination with a proxy solicitation or stockholder consent with information statement or (ii) amendment to Section 9.1(c) hereof with a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 (d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than the aggregate of 20% or more of the Offering Shares without the prior consent of the Corporation.
(d)   In the event that the Corporation has not consummated an initial Business Combination by the Deadline Date, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.
(e)   If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote or written consent on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if (i) such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination or action by written consent of the stockholders approving such initial Business Combination and (ii) either (1) the Corporation’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule)), or of any entity that succeeds the Corporation as a public company, will be at least $5,000,001 or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the initial Business Combination either immediately prior to or upon consummation of the initial

Business Combination and after payment of underwriters’ fees and commissions or (2) the Corporation is otherwise exempt from the provisions of Rule 419 promulgated under the Securities Act of 1933, as amended (such limitation hereinafter called the “Business Combination Limitation”).
(f)   If the Corporation conducts a tender offer pursuant to Section 9.2(b), the Corporation shall consummate the proposed initial Business Combination only if it (or any successor) (i) has net tangible assets of at least $5,000,001 upon consummation of such Business Combination, or (ii) is otherwise exempt from the provisions of Rule 419 promulgated under the Securities Act of 1933, as amended.”
IN WITNESS WHEREOF, Digital Health Acquisition Corp. has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer this [      ] day of [   ] [      ], and the foregoing facts stated herein are true and correct.
Digital Health Acquisition Corp.
By:

Name:
Scott Wolf

Title:
Chief Executive Officer